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                                                                   EXHIBIT 23.6

                   CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the board of directors of the Community Bank of Naples, N.A. included as Appendix D to the proxy statement-- prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such proxy statement--prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Keefe, Bruyette & Woods, Inc.

                                                     /s/ James C. Lott
                                          By: _________________________________
                                                       JAMES C. LOTT
                                                      Vice President

Dated: October 26, 1998